                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  GenRad, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  GenRad, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                                  GENRAD, INC.

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 1995

     The Annual Meeting of Shareholders of GenRad, Inc. (the "Company") will be held on Thursday, May 11, 1995 at 11:00 a.m. at the Bank of Boston auditorium, Street Floor, 100 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To elect William S. Antle III and Richard G. Rogers to the Board of Directors to serve as Class II Directors for three-year terms.

     2. To consider and act upon amendments to the Company's 1991 Directors' Stock Option Plan (the "Plan") increasing the number of shares subject to the Plan and extending the term of the Plan.

     3. To transact such other business as may properly come before said Annual Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 14, 1995 will be entitled to notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          GEORGE A. O'BRIEN, Secretary

April 7, 1995

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  GENRAD, INC.

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GenRad, Inc. ("GenRad" or the "Company"), 300 Baker Avenue, Concord, Massachusetts 01742-2174, of proxies in the enclosed form to be voted at the Annual Meeting of Shareholders of GenRad, to be held on Thursday, May 11, 1995 at 11:00 a.m. at the Bank of Boston auditorium, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"), for the purposes stated in the accompanying Notice of Meeting.

     Any person giving a Proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of GenRad, by executing and delivering a Proxy bearing a later date, or by attending the Meeting and voting in person. If the Proxy is properly executed and is not revoked, it will be voted at the Meeting in the manner specified. If no instructions are specified, the shares represented by the Proxy will be voted for the election of the nominees to the Board of Directors listed below and for the approval of Item 2 in the Notice of Meeting.

     The Annual Report of GenRad for the fiscal year ended December 31, 1994 and this Proxy Statement were first distributed or mailed to shareholders on or about April 7, 1995.

VOTING SECURITIES

     GenRad's Common Stock, $1 par value, is the only class of voting securities outstanding and entitled to be voted at the Meeting. The Board of Directors has fixed March 14, 1995 as the record date for determining shareholders who are entitled to notice of and to vote at the Meeting. At the close of business on such record date, there were outstanding 19,599,701 shares of Common Stock. Each share is entitled to one vote, with no cumulative voting. A majority of issued and outstanding shares constitutes a quorum.

CERTAIN SHAREHOLDERS

     The following table sets forth, as of March 14, 1995, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation

Table under the heading Compensation of Executives and Directors below and (iii)
all directors and executive officers as a group:
                                                                    NUMBER OF SHARES
                                                                     OF COMMON STOCK         PERCENT
                      NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED(1)      OF CLASS
                      ------------------------                   -----------------------     --------
Group consisting of............................................         1,756,300(2)            9.0%
  Lenore Robins
  Lee R. Robins
  Athena Partners, L.P.
  32 East 57th Street
  New York, New York 10022

  Basil P. Regan
  Regan Partners, L.P.
  6 East 43rd Street
  New York, New York 10017

Morgan Stanley Group Inc. .....................................         1,776,200(3)            9.1%
  1251 Avenue of the Americas
  New York, New York 10020

Munn, Bernhard & Associates....................................         1,342,830(4)            6.9%
  6 East 43rd Street
  New York, New York 10017

John K. Bulman.................................................            57,025(5)              *

Sarah H. Lucas.................................................                --(6)              *

James F. Lyons.................................................           125,000(7)              *

George A. O'Brien..............................................                --(6)              *

John C. Washburn...............................................             1,000(6)              *

Robert C. Aldworth.............................................             4,000(8)              *

Anthony M. Scotto, Jr. ........................................                --(9)              *

All Directors and Executive Officers as a Group................           283,977(10)           1.4%

- - ---------------
       * Less than 1%.
     (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 14, 1995 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
     (2) The information reported is based on a Schedule 13D, dated January 7, 1995, filed with the SEC by Athena Partners, L.P. ("Athena"), Lenore Robins, Lee
R. Robins, Regan Partners, L.P. ("Regan Partners") and Basil P. Regan. Lenore Robins and Mr. Regan are the general partners of Athena. Mr. Regan is the sole general partner of Regan Partners. Amount set forth includes 422,000 shares of Common Stock with respect to which Athena has sole voting and dispositive power, 52,800 shares of Common Stock with respect to which Lee R. Robins has sole voting and dispositive power, 1,200 shares of Common Stock with respect to which


Lenore Robins has sole voting and dispositive power, and 1,280,300 shares of Common Stock with respect to which Mr. Regan, individually and as the sole general partner of Regan Partners, has sole voting and dispositive power. In addition, as general partners of Athena, Lenore Robins and Mr. Regan share voting and dispositive power with respect to the 422,000 shares of Common Stock owned by Athena.
     (3) The information reported is based on a Schedule 13G, dated January 30, 1995, filed with the SEC by Morgan Stanley Group Inc. ("Morgan Stanley") and Morgan Stanley Asset Management Limited ("Morgan Stanley Management"). Morgan Stanley is a parent holding company of Morgan Stanley Management, a registered investment advisor. Morgan Stanley and Morgan Stanley Management share voting and dispositive power with respect to 1,776,200 shares of Common Stock, but each disclaims beneficial ownership of such securities.
     (4) The information reported is based on a Schedule 13G, dated February 7, 1995, filed with the SEC by Munn, Bernhard & Associates, Inc., a registered investment adviser ("MBA"), which has sole dispositive power, but no voting power with respect to the indicated shares. Amount set forth does not include shares of Common Stock held by certain individuals affiliated with MBA who disclaim membership in a group with MBA.
     (5) Amount shown includes options to purchase 2,000 shares of Common Stock. Also includes 35,000 shares of restricted stock which were forfeited to the Company on March 17, 1995, the date Mr. Bulman's employment with the Company terminated. Amount shown does not include an option to purchase 65,000 shares of Common Stock which terminated without being exercised on March 17, 1995.
     (6) Amount shown does not include options to purchase 100,000 shares of Common Stock that could become exercisable based on the 20-day average price of the Company's Common Stock as follows: 33,334 if the average price reaches $8.00; 33,333 if the average price reaches $10.00; and 33,333 if the average price reaches $12.00.
     (7) Amount shown represents options to purchase 125,000 shares of Common Stock. Amount shown does not include options to purchase 375,000 shares of Common Stock that could become exercisable based on the 20-day average price of the Company's Common Stock as follows: 125,000 shares if the average price reaches $6.67; 125,000 shares if the average price reaches $8.33; and 125,000 shares if the average price reaches $10.00.
     (8) Amount shown represents options to purchase 4,000 shares of Common Stock. Mr. Aldworth's employment with the Company terminated on December 31, 1994.
     (9) Mr. Scotto's employment with the Company terminated in September 1994.
    (10) See notes (5)-(9) above and notes (2)-(4) on page 7. Also includes 31,541 shares of Common Stock held by Paul Penfield, Jr. and 18,061 shares of Common Stock held by James H. Wright, both of whom are not seeking re-election as directors of the Company at the Meeting. The shares for both such directors include 15,000 shares of Common Stock which may be purchased by each upon the exercise of options and 1,500 shares of restricted stock issued to each on August 31, 1994 (see note (4) on page 7). Mr. Penfield's shares also include 1,391 shares that are issuable upon conversion of the Company's 7 1/4% Convertible Subordinated Debentures (such debentures are convertible at the option of the holder).

SOLICITATION

     GenRad will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, and any additional material which may be furnished to shareholders. Further solicitation of Proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and GenRad will reimburse them for this service. GenRad has retained Georgeson & Co. Inc. as proxy solicitor to aid in the solicitation of Proxies at an estimated cost of $6,000.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on a matter is required for the approval of Item 2 and any other matters to be voted upon. In addition, the New York Stock Exchange ("NYSE") requires that the total votes cast with respect to Item 2 represent at least a majority of the outstanding shares of Common Stock.

     Shares of Common Stock represented by executed Proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter other than Item 2, abstentions will not be treated as votes cast or as shares present or represented and voting. With respect to the required vote on Item 2, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on Item 2 has the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote as to Item 2, those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, "broker non-votes" on this matter will not be counted as votes cast in determining approval of the matter.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Pursuant to Section 50A of Massachusetts General Laws Chapter 156B, the Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors will serve until the Annual Meetings of Shareholders to be held in 1997, 1995 and 1996, respectively, and until their respective successors are duly elected and qualified. Under Massachusetts law, the Board of Directors may be expanded, and vacancies and newly created directorships may be filled, only by a majority vote of the remaining directors. At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. At the Meeting, the shareholders will elect two Class II Directors, whose terms will extend until the 1998 Annual Meeting.

     Paul Penfield, Jr. and James H. Wright will complete their terms as Class II Directors on May 11, 1995, and will not be seeking re-election to the Board of Directors. The nominees for Class II Directors, William S. Antle III and Richard G. Rogers, were nominated by the Board of Directors in March 1995.

     Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the two nominees for Class II Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the persons named in the Proxy may vote the Proxy for the election of a substitute.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following table sets forth certain information about each nominee for director and each member of the Board of Directors whose term expires in 1996 or 1997.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
     ------------------------------------------------       -----------     ------------     ------------

NOMINEES FOR DIRECTOR WHOSE TERMS WILL EXPIRE IN 1998
(CLASS II DIRECTORS)

WILLIAM S. ANTLE III, 50, President and Chief Executive
  Officer, Oak Industries, Inc., Waltham, Massachusetts...        --                 --           --

    Mr. Antle has been President and Chief Executive
      Officer of Oak Industries, Inc., a provider of components and controls for leading manufacturers in a range of industries, since December 1989. From
      April 1989 to December 1989, Mr. Antle co-founded and was Chairman of the Hadleigh Group, which was formed to assist LBO investors in locating, identifying and improving the profitability of under-performing companies. Mr. Antle is a Director of ESCO Electronics Corporation and Oak Industries,
      Inc.

RICHARD G. ROGERS, 62, President, Tokyo Electron America,
  Austin, Texas...........................................        --                 --           --

    Mr. Rogers has been President of Tokyo Electron
      America, a company that imports fabrication equipment for use by U.S. semiconductor manufacturers, since March 1994. From November 1991 to March 1994, he was President and Chief Executive
      Officer of Electronic Associates Inc., an electronic contract manufacturing company, located in West Long
      Branch, New Jersey. From May 1991 through October
      1991, Mr. Rogers was a private consultant. From
      March 1988 through April 1991, he was Chief
      Operating Officer of BTU International, a company that manufactures thermal reactors, located in Billerica, Massachusetts.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1997 (CLASS I
  DIRECTORS)

JAMES F. LYONS, 60, President and Chief Executive Officer,
  GenRad, Inc., Concord, Massachusetts....................      1993         125,000(2)           *

    Mr. Lyons has been President and Chief Executive
      Officer of the Company since July 1993. From January
      1992 to July 1993, he was President and Chief
      Executive Officer of Harry Gray Associates, a management consulting and investment company. From
      October 1989 to January 1992, Mr. Lyons was
      President and Chief Operating Officer of American
      Medical International.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
     ------------------------------------------------       -----------     ------------     ------------

ADRIANA STADECKER, 48, Managing Partner, The Boston
  Consulting Firm, Newton Centre, Massachusetts...........      1994        14,000(3)(4)          *

    Ms. Stadecker was Founder and Managing Partner of EPIC
      International from July 1994 through December 1994.
      In January 1995, EPIC International merged with The
      Boston Consulting Firm and Ms. Stadecker became
      Managing Partner. From October 1992 through June
      1994, Ms. Stadecker was responsible for Executive
      Operations at Digital Equipment Corporation. She became Vice President of this department in January
      1993. From January 1991 through September 1992, Ms.
      Stadecker was Group Human Resource Manager,
      Worldwide Manufacturing and Logistics at Digital
      Equipment Corporation. From August 1988 to December
      1990, she was Group Human Resource Manager,
      Semiconductor Operations at Digital Equipment
      Corporation.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1996 (CLASS III
  DIRECTORS)

EDWIN M. MARTIN, JR., 52, Partner, Piper & Marbury,
  Washington, D.C.........................................      1989        16,500(3)(4)          *

    Mr. Martin has been a Partner at the law firm of Piper
      & Marbury since February 1993. From October 1989 until February 1993, he was a Partner in the law firm of Pepper, Hamilton & Scheetz.

WILLIAM G. SCHEERER, 57, Quality, Engineering, Software &
  Technologies (QUEST Partnership) Vice President, AT&T
  Bell Laboratories, Holmdel, New Jersey..................      1988        16,850(3)(4)          *

    Mr. Scheerer had been the Executive Director, Quality,
      Engineering, Software & Technologies at AT&T Bell
      Laboratories since January 1993 until January 1994 when he became Quality, Engineering, Software &
      Technologies (QUEST Partnership) Vice President.
      From May 1990 through December 1992, Mr. Scheerer was Executive Director, Quality Technologies &
      International Planning at AT&T Bell Laboratories.
      From May 1988 to May 1990, he was Executive
      Director, Quality & International Planning at AT&T
      Bell Laboratories.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
     ------------------------------------------------       -----------     ------------     ------------
RUSSELL A. GULLOTTI, 52, President and Chief Executive
  Officer, National Computer Systems, Inc., Eden Prairie,
  Minnesota...............................................      1995          10,000(3)           *

    Mr. Gullotti has been President and Chief Executive
      Officer of National Computer Systems, Inc. since
      October 1994. From January 1994 until October 1994, he was President, Americas Area, at Digital
      Equipment Corporation. From 1982 to January 1994,
      Mr. Gullotti held senior executive positions in sales and marketing services and administration at Digital Equipment Corporation. Mr. Gullotti is a
      Director of National Computer Systems, Inc. Mr.
      Gullotti was elected to GenRad's Board of Directors in March 1995 to fill the vacancy created by the resignation of Robert E. Anderson in January 1994.

- - ---------------
(1) Share ownership information is as of March 14, 1995. Each person has sole voting and investment power (or such power shared only with a spouse) unless otherwise indicated.
(2) Amount shown represents options to purchase 125,000 shares of Common Stock. Amount shown does not include options to purchase 375,000 shares of Common Stock that could become exercisable based on the 20-day average price of the Company's Common Stock as follows: 125,000 shares if the average price reaches $6.67; 125,000 shares if the average price reaches $8.33; and 125,000 shares if the average price reaches $10.00.
(3) Includes for the following persons options to purchase the indicated number of shares of Common Stock: Ms. Stadecker (12,500 shares), Mr. Martin (15,000 shares), Mr. Scheerer (15,000 shares) and Mr. Gullotti (10,000 shares).
(4) Includes 1,500 shares of restricted stock issued on August 31, 1994. These shares may not be transferred prior to the earlier to occur of (i) the third, fourth and fifth anniversaries of the date of grant, each with respect to one-third of the shares, (ii) the resignation of the director from the Board of Directors with the consent of the majority of the members of the Board, or the death or disability of the director, or (iii) a change in control of the Company. Further, if a director resigns from the Board of Director or refuses to stand for re-election without the consent of the majority of the members of the Board prior to the date upon which the restrictions on transfer lapse, the director forfeits to the Company all shares of restricted stock issued to such director during the year preceding such resignation or refusal.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The Compensation Committee of the Board reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of officers and other key employees and administers the Company's 1982 Stock Option Plan, 1991 Equity Incentive Plan and Employee Stock Purchase Plan. The members are Edwin M. Martin, Jr. (Chair), Paul Penfield, Jr. and Adriana Stadecker. The Committee on Directors of the Board identifies, screens and recommends individuals for Board membership. The Committee on Directors of the Board will consider nominees recommended by shareholders who submit such recommendations in writing prior to the time shareholder proposals are due to be submitted for inclusion in proxy materials. The members are William G. Scheerer (Chair), Adriana Stadecker and James H. Wright. The Audit Committee of the Board reviews and monitors the Company's financial reporting and accounting practices, and works with representatives of the Company's independent auditors in establishing the scope of the audit and conducting an independent review of the audit after its completion. The members are James H. Wright (Chair), Edwin M. Martin, Jr. and William G. Scheerer. The Technology Committee of the Board periodically reviews issues concerning product technology with the Company's technical management and reports its assessments to the Board. The members are Paul Penfield, Jr. (Chair) and William G. Scheerer.

     In 1994 the Board of Directors met 11 times, its Audit Committee met three times, its Compensation Committee met two times, its Committee on Directors met four times and its Technology Committee met four times. All directors attended at least 75% of the meetings of the Board and of all meetings of the committees of the Board on which they served.

     Each of the following persons who became an officer or director of the Company during 1993 or 1994, John K. Bulman, Sarah H. Lucas, James F. Lyons, Anthony M. Scotto, Jr., Adriana Stadecker and John C. Washburn, filed a Form 3 with the SEC after the 10th day following the date on which he or she became an officer or director.

                    COMPENSATION OF EXECUTIVES AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the most recent fiscal year and two additional executive officers of the Company whose employment with the Company terminated in 1994 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                                                                           LONG-TERM COMPENSATION
                                                                          ------------------------
                                                 ANNUAL COMPENSATION              AWARDS
                                                ----------------------    ------------------------
                                                                          RESTRICTED
                                                                            STOCK       SECURITIES     ALL OTHER
                                                 SALARY        BONUS       AWARD(S)     UNDERLYING    COMPENSATION
    NAME AND PRINCIPAL POSITION(A)      YEAR       ($)         ($)(C)       ($)(D)      OPTIONS(#)       ($)(E)
    ------------------------------      ----    ---------     --------    ----------    ----------    ------------
James F. Lyons........................  1994    $ 341,616     $ 98,314     $     --            --        $1,125
  President and Chief                   1993      157,921      150,000           --       500,000            --
  Executive Officer                     1992           --           --           --            --            --
John K. Bulman........................  1994      269,088(B)        --      175,000        65,000         1,125
  Vice President,                       1993           --           --           --            --            --
  Sales and Service                     1992           --           --           --            --            --
Sarah H. Lucas........................  1994      139,874       50,000           --       100,000            --
  Vice President,                       1993           --           --           --            --            --
  Strategic Planning                    1992           --           --           --            --            --
  and Analysis
George A. O'Brien.....................  1994       53,847       15,000           --       100,000            --
  Vice President,                       1993           --           --           --            --            --
  Chief Financial Officer               1992           --           --           --            --            --
  and Secretary
John C. Washburn......................  1994      146,028       50,000           --       100,000         1,125
  Vice President,                       1993           --           --           --            --            --
  General Manager                       1992           --           --           --            --            --
  Concord Operations
Robert C. Aldworth....................  1994      235,008      168,750           --       100,000         1,125
  Vice President,                       1993      186,750       36,000           --        45,000            --
  Chief Financial Officer               1992      190,400       90,000           --        60,000            --
  and Secretary
Anthony M. Scotto, Jr. ...............  1994      103,338       25,782           --       100,000           469
  Vice President,                       1993           --           --           --            --            --
  Engineering and                       1992           --           --           --            --            --
  Customer Support

- - ---------------
(A) Mr. Lyons joined the Company as President and Chief Executive Officer in July 1993. Mr. Aldworth ceased to be an executive officer in November 1994, and his employment with the Company terminated on December 31, 1994. Mr. Bulman became an executive officer in January 1994, and his employment with the Company terminated in March 1995. Ms. Lucas joined the Company as an executive officer in January 1994. Mr. O'Brien joined the Company in September 1994, and became an executive officer in

    November 1994. Mr. Scotto became an executive officer in April 1994, and his employment with the Company terminated in September 1994. Mr. Washburn joined the Company as an executive officer in April 1994.
(B) Includes sales commissions of $74,058.
(C) The amount shown in 1993 for Mr. Lyons represents a one-time hiring bonus. The bonus earned by Mr. Aldworth in 1994 includes an additional bonus payment of $100,000 above the standard bonus amount otherwise due to him in recognition of his contribution to several business transactions undertaken by the Company.
(D) The number and value of restricted stock holdings as of December 31, 1994 for Mr. Bulman was 35,000 shares ($210,000). The value reflected in the table was determined using a per share value of $5.00, the closing price of the Common Stock on the NYSE on October 1, 1994, the date of grant. The closing price of the Common Stock on the NYSE on Friday, December 30, 1994 was $6.00. All such restricted shares were forfeited to the Company on March 17, 1995, the date Mr. Bulman's employment with the Company terminated. No cash dividends were paid on the Common Stock.
(E) The amounts shown were paid by the Company under its 401(k) plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Lyons dated July 7, 1993 which expires on July 7, 1996 and an employment agreement with Ms. Lucas dated January 17, 1994 which expires on December 31, 1995. During the terms of their agreements, Mr. Lyons and Ms. Lucas will continue to receive a salary not less than their base salary in effect on the date of their agreements, as such base salary may be increased from time to time (but subject to reduction prior to a change in control in accordance with a general salary reduction program), and fringe benefits consistent with those which they are eligible to receive on the dates of their agreements. Pursuant to the terms of his employment agreement, in the event that Mr. Lyons' employment is terminated without cause (including certain terminations deemed to be without cause following a change in control) prior to July 7, 1996, Mr. Lyons is entitled to receive during the two-year period commencing with the date of termination the continued payment of his base salary on such date, except that during the second year of such period the amount to be paid will be reduced by any salary or other compensation earned by Mr. Lyons from other employment. The Company is also required to continue to provide Mr. Lyons with medical, dental and similar health benefits until the earlier to occur of his full-time employment by another company or the second anniversary of his date of termination. Pursuant to the terms of her employment agreement, in the event that Ms. Lucas' employment is terminated without cause (including certain terminations deemed to be without cause following a change in control) prior to December 31, 1995, Ms. Lucas is entitled to receive for one year commencing with the date of termination the continued payment of her base salary on such date and, until December 31, 1995, the continuation of her full medical, dental and similar benefits.

     Although Messrs. Washburn and O'Brien do not have employment agreements with the Company, the terms of their employment provide that in the event that their employment with the Company is terminated without cause, they are entitled to receive during the two-year period commencing on the date of termination their base annual salary and medical, dental and similar benefits in effect immediately prior to their termination. Any health benefits continued after the termination of their employment, however, will cease in the event of any new employment. In addition, in the case of Mr. O'Brien, salary payments during the two-year period are reduced by any salary received from new employment and, in the case of Mr. Washburn, salary payments during the second year of the two-year period are reduced by any salary received from new employment.

     Pursuant to the terms of an agreement with the Company dated September 7, 1994, Mr. Aldworth terminated his employment with the Company effective December 31, 1994 and resigned as an executive officer of the Company in November 1994. Pursuant to this agreement, during each year of the two-year period ending on December 31, 1996, the Company agreed to pay Mr. Aldworth an amount equal to his ending annual salary of $250,000 and to maintain in effect Mr. Aldworth's life, medical, dental and similar benefits from the Company. In addition, during said period, for purposes of the Company's equity incentive plans, Mr. Aldworth will be deemed to be an employee of the Company.

     The Company's employment agreements with Messrs. Aldworth, Bulman and Scotto were terminated in December 1994, March 1995 and September 1994, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1994 by the Company to each of the named executive officers:

                                                                                                      POTENTIAL
                                                                                                      REALIZABLE
                                      INDIVIDUAL GRANTS                                                VALUE AT
- - ---------------------------------------------------------------------------------------------       ASSUMED ANNUAL
                               NUMBER OF     % OF TOTAL                                                RATES OF
                               SECURITIES     OPTIONS                                                STOCK PRICE
                               UNDERLYING    GRANTED TO    EXERCISE                                  APPRECIATION
                                OPTIONS      EMPLOYEES     OR BASE                                FOR OPTION TERM(A)
                                GRANTED      IN FISCAL      PRICE       MARKET     EXPIRATION    --------------------
NAME                             (#)(B)         YEAR        ($/SH)     PRICE($)     DATE(C)       5%($)       10%($)
- - ----                            ----------    ----------    --------    --------    ----------    --------    --------
James F. Lyons...............         --          --        $   --      $   --            --     $     --    $     --
John K. Bulman...............     65,000         2.1%         5.75        5.75       6/17/95      235,049     595,661
Sarah H. Lucas...............    100,000         3.3%         5.75        5.75       4/04/04      361,614     916,402
George A. O'Brien............    100,000         3.3%         4.88        4.88       9/26/04      306,586     776,949
John C. Washburn.............    100,000         3.3%         5.75        5.75       4/04/04      361,614     916,402
Robert C. Aldworth...........    100,000         3.3%         5.75        5.75      12/31/94      361,614     916,402
Anthony M. Scotto, Jr. ......    100,000         3.3%         5.75        5.75      12/16/94      361,614     916,402

- - ---------------
(A) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Amounts shown assume that all options vest in accordance with terms of each executive officer's own stock option agreement. The Company has not granted stock appreciation rights to date.
(B) Mr. Bulman's options for 65,000 shares become exercisable based on the 20-day average price of the Company's Common Stock as follows: 21,667 shares if the average price reaches $8.00; 21,667 shares if the average price reaches $10.00; and 21,666 shares if the average price reaches $12.00. Ms. Lucas', Mr. O'Brien's and Mr. Washburn's options for 100,000 shares each become exercisable based on the 20-day average price of the Company's Common Stock as follows: 33,334 shares if the average price reaches $8.00; 33,333 shares if the average price reaches $10.00; and 33,333 shares if the average price reaches $12.00.
(C) In connection with the termination of Messrs. Aldworth's, Bulman's and Scotto's employment with the Company, the options granted to them in 1994 expired or will expire on the indicated dates.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held on January 1, 1995 by each of the named executive officers:

                                                                       NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                            OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                             FY-END(#)                  AT FY-END($)(B)
                                 SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
NAME                             ON EXERCISE(#)    REALIZED($)(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ----                             ---------------   --------------   -----------   -------------   -----------   -------------
James F. Lyons.................           --          $     --        125,000        375,000       $ 312,500      $ 937,500
John K. Bulman.................        1,333             4,499          2,000         65,000           5,000         16,250
Sarah H. Lucas.................           --                --             --        100,000              --         25,000
George A. O'Brien..............           --                --             --        100,000              --        112,500
John C. Washburn...............           --                --             --        100,000              --         25,000
Robert C. Aldworth.............       82,600           380,075         87,400             --         299,500             --
Anthony M. Scotto, Jr..........       19,999            74,414             --             --              --             --

- - ---------------
(A) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(B) The closing price for the Company's Common Stock on the NYSE on December 30, 1994, the last business day of fiscal 1994, was $6.00. Value is calculated on the basis of the difference between the option exercise price and $6.00 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLAN

     GenRad has a defined benefit pension plan designed to provide retirement benefits for employees in the United States and incidental benefits to their beneficiaries. Generally, an employee is eligible to participate in the Pension Plan after one year of service and benefits become fully vested after five years of service. Normal retirement age under the Pension Plan is generally age 65, but participants may be eligible to elect early retirement at age 50. Benefits are calculated on the basis of a formula described in the Pension Plan, taking into account the participant's (i) final average earnings, (ii) final average earnings in excess of the average Social Security wage base and (iii) years of service up to 50. Final average earnings is based on the five highest consecutive calendar year's earnings. The average Social Security wage base is determined using the 35 annual Social Security wage bases prior to a participant's Social Security normal retirement age. Pensionable earnings for each of the named executives is comprised of both "Salary" and "Bonus" set forth opposite such executive's name found in the Summary Compensation Table, limited to the maximum earnings allowed under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). Beginning in 1994, remuneration which can be taken into account in calculating benefits under the Pension Plan was limited to $150,000 (subject to certain cost of living adjustments). Currently, accrued benefits in excess of the amount determined with respect to such compensation will be preserved.

     The benefits determined under the Pension Plan are normally paid in the form of a life annuity. The payments are limited by Section 415 of the Code. The annual benefit limit for 1994 was $118,800 and the limit for 1995 is $120,000. The Pension Plan is qualified under Section 401 of the Code and satisfies the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company contributes to the Pension Plan amounts sufficient to satisfy the minimum funding requirement of ERISA. On January 31, 1995 the Company ceased all benefit accruals under the Pension Plan.

PENSION PLAN TABLE

     The following table sets forth, for selected income and length of service categories, the amount of yearly benefits payable after retirement under the Pension Plan as a single life annuity.

                                                                   YEARS OF SERVICE
                                                -------------------------------------------------------
REMUNERATION                                      15          20          25          30          35
- - ------------                                    -------     -------     -------     -------     -------
 $100,000.....................................  $14,148     $18,864     $23,580     $33,012     $33,012
  150,000.....................................   21,648      28,864      36,080      43,296      50,512
  200,000.....................................   29,148      38,864      48,580      58,296      68,012
  250,000 and above...........................   34,524      46,032      57,540      69,048      80,556

     The years of service credited to the following named executive officers at year-end 1994 were: James F. Lyons, 1, Robert C. Aldworth, 2, John K. Bulman, 5, and Anthony M. Scotto, Jr., 15; Sarah H. Lucas, George A. O'Brien and John C. Washburn were ineligible to participate in the Pension Plan during 1994.

COMPENSATION OF DIRECTORS

     Directors who are not employees of GenRad receive an annual cash retainer of $10,000 and an annual grant of 1,500 restricted shares of the Company's Common Stock (see note (4) on page 7). Directors who are not employees of GenRad also receive a fee of $750 for each directors meeting attended. Non-employee directors who serve as committee chair of the Audit Committee, the Compensation Committee, the Committee on Directors or the Technology Committee receive a fee of $1,000 for attending each committee meeting. Non-employee directors who are members of the Audit Committee, the Compensation Committee, the Committee on Directors and the Technology Committee receive a fee of $750 for attending each committee meeting. Directors are also reimbursed for any expenses attendant to Board membership.

     Pursuant to the 1991 Directors' Stock Option Plan, each non-employee director is granted an option to purchase 2,500 shares of the Company's Common Stock each year on the fifth business day following the release of annual earnings. The option exercise price for options granted under the 1991 Directors' Stock Option Plan is equal to the closing price per share of the Company's Common Stock on the date of grant ($6.00 in 1994). Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant. Also pursuant to the 1991 Directors' Stock Option Plan, each non-employee who becomes a director after May 1991, is granted options to purchase 10,000 shares of the Company's Common Stock on the day that he or she becomes a director. The option exercise price for these options is equal to the closing price per share of the Company's Common Stock on the date of grant. Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant.

     Effective August 5, 1994, EPIC International, whose Managing Partner at that time was Ms. Stadecker, entered into a consulting agreement with GenRad to assess and provide a strategic plan for the Company. In connection with these services, EPIC International was paid a total of $61,550 in 1994. This agreement terminated on December 18, 1994.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other named executive officers, and setting the compensation for these individuals. The Compensation Committee consists of the three non-employee directors listed below.

     The Compensation Committee seeks to achieve three broad goals through the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee seeks to enable the Company to attract and retain key executives. Second, the Compensation Committee seeks to reward executives for the achievement of specified business objectives of the Company and, for 1995, individual performance objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's 1991 Equity Incentive Plan.

     In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same or related industries and/or same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the Company's financial performance in establishing base salaries of executives.

     The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and personal performance objectives.

     Stock option grants in 1994 were designed to make a meaningful portion of the named executive officers' compensation dependent upon the performance of the Company's Common Stock. The options granted in 1994 to the Company's executive officers become exercisable only if the price of the Company's Common Stock reaches certain levels; one-third of the option shares granted in 1994 vest only after the stock price reaches levels of each of $8.00, $10.00 and $12.00.

     On July 7, 1993, the Company elected a new Chief Executive Officer, James
F. Lyons. In determining his compensation arrangements in 1994, the Compensation Committee followed the policies set forth above. First, Mr. Lyons' base compensation was established to match with median levels for Chief Executive Officers of electronics companies of comparable size and increased by 10% in 1994 on the same considerations. Second, his participation in the 1994 incentive compensation plan with the result that he received incentive compensation equal to 25% of his base compensation as a result of the Company achieving its objectives is consistent with the goal to reward for the achievement of the Company objectives. Finally, the stock option granted to Mr. Lyons in 1993, particularly its vesting provisions which are tied to increases in the trading price of the Company's Common Stock on the New York Stock Exchange, was intended to link the rewards of the Chief Executive Officer to those of the Company's shareholders. Based on the size of Mr. Lyons' stock option grant in 1993, no additional options were granted to him in 1994.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company is currently considering whether to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this new statute, although the Company believes that, in light of its current net operating loss carryforward, such compliance will not be important in the near future.

                                          Edwin M. Martin, Jr., Chair
                                          Paul Penfield, Jr.
                                          Adriana Stadecker

STOCK PERFORMANCE CHART

     The following chart and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1994 with the total return on the S&P High Technology Composite Index and the S&P 500 Composite Index. The comparison assumes $100 was invested on December 29, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

      Company/Index                               1989    1990    1991    1992    1993    1994
      ------------------------------------------  -----   -----   -----   -----   -----   -----
      GenRad, Inc.                                 $100    $ 32    $ 39    $100    $122    $117
      S&P High Technology Composite Index           100     102     117     121     149     174
      S&P 500 Composite Index                       100      97     126     136     150     152

                                    ITEM 2.

            PROPOSAL TO AMEND THE 1991 DIRECTORS' STOCK OPTION PLAN

     On May 9, 1991, the shareholders of the Company approved the 1991 Directors' Stock Option Plan (the "Plan") pursuant to which options to purchase shares of the Company's Common Stock are automatically granted at specified times to the non-employee directors of the Company. A maximum of 100,000 shares of the Company's Common Stock can be issued under the Plan. Currently, 10,000 shares of the Company's Common Stock remain available to be granted under the Plan, which terminates in accordance with its terms on March 29, 1996.

     The Board of Directors believes that it is in the best interest of the Company and its shareholders to increase the number of shares which may be issued under the Plan to 200,000 and to extend the termination date of the Plan to March 29, 1999. The Board so amended the Plan on March 20, 1995, subject to shareholder approval. The Board of Directors believes that the amendment and continuation of the Plan are important to promote the recruitment and retention of highly qualified outside directors and to strengthen the commonality of interest between directors and shareholders.

     The following is a summary of the material provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit A.

     The Plan is administered by the Company's Board of Directors which has the power to construe and interpret the terms and provisions of the Plan. While grants of stock options under the Plan are automatic and non-discretionary, all questions of interpretation of the Plan are determined by the Board of Directors. Only directors of the Company who are not employees of the Company are eligible to participate in the Plan.

     Following the approval of the Plan by the shareholders of the Company on May 9, 1991, an option to purchase 5,000 shares of the Company's Common Stock was automatically granted to each eligible director under the Plan. Currently, the Plan provides that (i) each person who becomes an eligible director receives the grant of an option to purchase 10,000 shares of the Company's Common Stock on the close of business on the date of his or her initial election to the Board of Directors and (ii) each eligible director is granted an additional option to purchase 2,500 shares of Common Stock each year on the close of business on the fifth business day following the public release of the Company's annual earnings for the preceding fiscal year, provided that he or she is an eligible director on the date of grant. The option exercise price for each option granted under the Plan is equal to the closing price per share of the Company's Common Stock on the NYSE on the date of grant. All options granted under the Plan are exercisable at any time prior to the fifth anniversary of the date of grant.

     In the event of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment may be made in the number and kind of shares reserved for issuance under the Plan or subject to outstanding options and in the exercise price of outstanding options under the Plan. Further, in the event of a consolidation, merger or sale of all or substantially all of the assets of the Company or in the event of a liquidation of the Company, the Board of Directors of the Company may take any one or more of the following actions, as to any outstanding options: (i) provide that such options will be assumed, or equivalent options substituted, by the acquiring or successor corporation, (ii) provide that all unexercised options will terminate immediately prior to the consummation of any such transaction unless exercised by the optionee within a specified period or (iii) in the event of merger, where shares of the Company's Common Stock are exchanged for cash, provide for a cash payment to the director equal to the difference between the merger consideration and the exercise price of outstanding options.

     The provisions of the Plan specifying those persons who are eligible to participate in the Plan, the timing and size of the automatic option grants and the method by which the option exercise price is determined may not be amended more than once every six months, other than to comport with changes in the Code. Otherwise, the Board of Directors may modify or amend the Plan in any respect, except that if the approval of the shareholders of the Company is required as to such modification or amendment under Rule 16b-3 under the Securities Exchange Act of 1934, the Board of Directors may not effect such modification or amendment without shareholder approval.

     The Plan currently provides that unless it is terminated earlier in connection with a merger, reorganization or similar transaction, the Plan will terminate upon the earlier of March 29, 1996 or the day on which all shares available for the issuance under the Plan have been issued pursuant to the exercise of options granted under the Plan.

     The options granted under the Plan will be non-statutory stock options not intended to qualify under Section 422 of the Code. The grant of options will not result in taxable income to the director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option was exercised.

     To date, the current non-employee directors of the Company have received the grant of options under the Plan to purchase an aggregate of 82,500 shares of the Company's Common Stock. If the proposed amendment is approved, Messrs. Antle and Roger, who are nominees for director but not current members of the Board of Directors, if elected by the shareholders at the Meeting, each will be entitled to the automatic grant of an option to purchase 10,000 shares of Common Stock and, thereafter, each member of the Board of Directors who continues to be an eligible director will receive the grant of options to purchase 2,500 shares of the Company's Common Stock, as discussed above. On March 29, 1995, the closing price of the Company's Common Stock on the NYSE was $5.375.

     THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR THE AMENDMENT OF THE PLAN TO INCREASE TO 200,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK WHICH MAY BE ISSUED THEREUNDER AND TO EXTEND THE TERMINATION DATE OF THE PLAN UNTIL MARCH 29, 1999.

                             SELECTION OF AUDITORS

     The Board of Directors has selected, effective April 1, 1995, Price Waterhouse LLP, independent public accountants, as independent auditors of GenRad for the fiscal year ending December 30, 1995.

     On March 22, 1995, GenRad notified Arthur Andersen LLP of its dismissal as GenRad's independent auditors. This action was approved by the Audit Committee and the Board of Directors. During the two consecutive fiscal years ending December 31, 1994, and the subsequent interim period (the first fiscal quarter of 1995), there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Anderson LLP, would have caused it to make a reference to the subject matter of such disagreement in connection with its audit reports. Arthur Andersen LLP's report on the Financial Statements of GenRad for the two consecutive fiscal years ended December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     GenRad has been advised by Price Waterhouse LLP and Arthur Andersen LLP that representatives of each firm will be present at the Meeting, and will have the opportunity to make a statement if they so desire as well as be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the 1996 Annual Meeting of Shareholders must be submitted in writing by December 9, 1995 to the Secretary of the Company, 300 Baker Avenue, Concord, Massachusetts 01742-2174.

                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote or otherwise act in accordance with their judgment on such matters.

                                          GEORGE A. O'BRIEN, Secretary

April 7, 1995

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE AT ANY TIME IF IT HAS NOT BEEN VOTED.

                                                                       EXHIBIT A

                                  GENRAD, INC.

                       1991 DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of this 1991 Directors' Option Plan (the "Plan") of GenRad, Inc. (the "Company") is to promote the recruiting and retention of highly qualified outside directors and to strengthen the commonality of interest between directors and shareholders. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.  ADMINISTRATION.

     The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3.  PARTICIPATION IN THE PLAN.

     Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan.

4.  STOCK SUBJECT TO THE PLAN.

     (a) The maximum number of shares which may be issued under the Plan shall be 200,000 shares of the Company's Common Stock, $1.00 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     (c) All options granted under the Plan shall be non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

5.  TERMS, CONDITIONS AND FORM OF OPTIONS.

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows: (i) each director who is eligible for participation shall be granted an option to purchase 5,000 shares of Common Stock on the close of business on the fifth business day following approval of the Plan by the holders of a majority of the shares of Common Stock present or represented at a meeting of the Company's shareholders duly called and held in accordance with the Company's by-laws and applicable law; (ii) each person who becomes an eligible director after the date of shareholder approval of the Plan shall be granted an option to purchase 10,000 shares of Common Stock on the close of business on the date of his or her initial election to the Board of Directors; and (iii) each eligible director shall be granted an additional option to purchase 2,500 shares of Common Stock for each fiscal year on the close of business on the fifth business day following public release of the Company's annual earnings for the preceding fiscal year, provided he or she is an eligible director on the date of grant.

          (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal the closing price per share of the Company's Common Stock on the New York Stock Exchange, or the principal exchange on which the Common Stock is then listed, on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported).

          (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) and shall be exercised during the lifetime of the optionee only by such optionee.

          (d) Exercise Period. Each option may be exercised at any time and from time to time, in whole or in part, prior to the fifth anniversary of the date of grant.

          (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

          (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6.  ASSIGNMENTS.

     The rights and benefits under the Plan may not be assigned except as provided in Section 5.

7.  TIME FOR GRANTING OPTIONS.

     All options for shares subject to the Plan shall be granted, if at all, not later than eight years after the date of the Board's adoption of the Plan.

8.  LIMITATION OF RIGHTS.

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.  ADJUSTMENT PROVISIONS.

     (a) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3").

     (b) Mergers. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full.

10.  CHANGE IN CONTROL.

     Notwithstanding any other provision of the Plan, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or
(iv) of this Section 10) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

11.  AMENDMENT OF THE PLAN.

     (a) The provisions of Sections 3, 5(a) and 5(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

12.  WITHHOLDING.

     The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 12 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

13.  NOTICE.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer of the Company and shall become effective when it is received.

14.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, all options granted under the Plan shall terminate and no further options shall be granted under the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 11(a)) shall become effective when adopted by the Board of Directors, but no option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the earlier of (i) March 29, 1999, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

15.  GENERAL RESTRICTIONS.

     (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure or non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.  GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

                                            As amended by the Board of Directors
                                                on March 20, 1995.

                         GENRAD CHOICE INVESTMENT PLAN

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

          NOTICE TO PARTICIPANTS OF THE GENRAD CHOICE INVESTMENT PLAN
                  OF THE ANNUAL MEETING OF GENRAD SHAREHOLDERS

     The GenRad Choice Investment Plan ("ChIP") provides that The Vanguard Group of Investment Companies ("Vanguard"), as Trustee of ChIP, will follow the voting instructions of the ChIP Participants with respect to any voting rights pertaining to their respective interests in shares of GenRad, Inc. Common Stock held in ChIP Parts I and II.

     The Annual Meeting of Shareholders of GenRad, Inc. ("GenRad" or the "Company") will be held on Thursday, May 11, 1995 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"), for the following purposes:

     1. To elect William S. Antle III and Richard G. Rogers to the Board of Directors to serve as Class II Directors for three-year terms.

     2. To consider and act upon amendments to the Company's 1991 Directors' Stock Option Plan (the "Plan") increasing the number of shares subject to the Plan and extending the term of the Plan.

     3. To transact such other business as may properly come before said Annual Meeting or any adjournment thereof.

     The attached Proxy Statement describes the matters to be acted upon at the meeting and contains information required to be disclosed in connection with the solicitation of Proxies for the meeting. The enclosed Voting Instruction Card identifies the number of shares of GenRad Common Stock that you may direct the Trustee to vote.

     Please complete, date and sign the Voting Instruction Card and return it to the Bank of Boston, the Company's Transfer Agent (the "Bank"), P.O. Box 1628, Boston, Massachusetts 02105 on or before May 9, 1995 in the envelope provided. The Trustee has provided the Bank with a ballot executed in blank. The Bank will tabulate the total from the Voting Instruction Cards it receives and will enter these totals on the ballot. This ballot will then be tabulated by the Bank with all other ballots cast at the Meeting.

     Most of the ChIP Participants who are entitled to direct the voting of shares of GenRad Common Stock held by ChIP are also shareholders of GenRad. A duplicate copy of the Company's 1994 Annual Report (the "Annual Report") is, therefore, not enclosed with this notice if you are also a shareholder. If, for any reason, you have not received an Annual Report, or if you wish to have an additional copy, please write to GenRad at the above address; call GenRad at
(508) 287-7188; or stop in at GenRad's Secretary's Office in Concord, Massachusetts, and a copy will be provided to you.

     The number of shares indicated on the enclosed Voting Instruction Card is the total number represented by your allocations to the GenRad Stock Fund in ChIP Part I (Profit Sharing Trust account) and Part II (employee contribution account). If you have any questions about the manner in which this number was computed, or about any other matter in this notice, please contact GenRad's Human Resources Department at (508) 287-7702.

     All ChIP participants are extended a cordial invitation to attend the Meeting.

                                            GENRAD, INC.

                                            By:  GEORGE A. O'BRIEN, Secretary

April 7, 1995

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTING INSTRUCTION CARD AND MAIL IT
                       PROMPTLY IN THE ENVELOPE PROVIDED.

VOTING INSTRUCTIONS                                          VOTING INSTRUCTIONS


                         GenRad Choice Investment Plan


        The undersigned directs the Trustee of the GenRad Choice Investment Plan ("ChIP") to vote as designated herein the shares represented by the undersigned's fractional interest in the total shares of GenRad, Inc. Common Stock held by ChIP at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Thursday, May 11, 1995 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 7, 1995 (the "Proxy Statement"). The Trustee is further authorized to vote, in its discretion, upon such other business as may properly come before the Meeting.

        Pleas return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105.


                                                                     -----------
                 (Continued, and to be Signed on Reverse Side)       SEE REVERSE
                                                                         SIDE
                                                                     -----------

/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET
FORTH BELOW.
1.  To elect William S. Antle III and Richard G. Rogers to      2.  To consider and act upon           FOR    AGAINST    ABSTAIN
    the Board of Directors to serve as Class II Directors           amendments to the Company's       /   /    /   /      /   /
    for three-year terms.                                           1991 Directors' Stock Option
                                                                    Plan (the "Plan") increasing the
                                                                    number of shares subject to
                FOR     WITHHELD                                    the Plan and extending the
               /  /      /  /                                       term of the Plan, as further
                                                                    described in the Proxy
                                                                    Statement.

    _______________________________________                                   MARK HERE
    For both nominees except as noted above                                  FOR ADDRESS    /  /
                                                                             CHANGE AND
                                                                            NOTE AT LEFT


                                                                Signature: _______________________________ Date ______________

                                                                Signature: _______________________________ Date ______________


PROXY



                                 GenRad, Inc.

                   300 Baker Avenue, Concord, MA 01742-2174

          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned appoints James F. Lyons, Sarah H. Lucas and George A. O'Brien and each or any of them as proxies with full power of substitution to vote as designated herein all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Thursday, May 11, 1995 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 7, 1995 (the "Proxy Statement"). The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

        Please return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105.


                                                                     -----------
                 (Continued, and to be Signed on Reverse Side)       SEE REVERSE
                                                                         SIDE
                                                                     -----------

/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET
FORTH BELOW.
1.  To elect William S. Antle III and Richard G. Rogers to      2.  To consider and act upon           FOR    AGAINST    ABSTAIN
    the Board of Directors to serve as Class II Directors           amendments to the Company's       /   /    /   /      /   /
    for three-year terms.                                           1991 Directors' Stock Option
                                                                    Plan (the "Plan") increasing the
                                                                    number of shares subject to
                FOR     WITHHELD                                    the Plan and extending the
               /  /      /  /                                       term of the Plan, as further
                                                                    described in the Proxy
                                                                    Statement.

    _____________________________________                                     MARK HERE
    For both nominees except as noted above                                  FOR ADDRESS    /  /
                                                                             CHANGE AND
                                                                            NOTE AT LEFT


                                                                Signature: _______________________________ Date ______________

                                                                Signature: _______________________________ Date ______________
